Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
The Home Depot, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-200607, 333-206550) on Form S-3 and (Nos. 333-61733, 333-38946, 333-151849, 333-182374, 333-56722, 333-125331, 333-153171, 333-125332) on Form S-8 of The Home Depot, Inc. of our reports dated March 24, 2016, with respect to the Consolidated Balance Sheets of The Home Depot, Inc. and subsidiaries as of January 31, 2016 and February 1, 2015, and the related Consolidated Statements of Earnings, Comprehensive Income, Stockholders' Equity, and Cash Flows for each of the fiscal years in the three-year period ended January 31, 2016, and the effectiveness of internal control over financial reporting as of January 31, 2016, which reports appear in the January 31, 2016 annual report on Form 10-K of The Home Depot, Inc. Our report on the consolidated financial statements refers to a change in the presentation of certain shipping and handling costs.
/s/ KPMG LLP

Atlanta, Georgia
March 24, 2016